Exhibit 14


                CADENCE RESOURCES CORPORATION CODE OF ETHICS FOR

                          SENIOR FINANCIAL OFFICERS AND

                           PRINCIPAL EXECUTIVE OFFICER


Cadence Resources Corporation ("Cadence") has established the following Code of Ethics (the "Code") for its Chief Executive Officer and Senior Financial Officers to ensure the continuing integrity of financial reporting and to protect the interests of its shareholders and all those with which Cadence conducts business. This Code sets forth specific policies to guide the Company's Chief Executive Officer and Senior Financial Officers in the performance of their duties. Cadence's Chief Executive Officer and Senior Financial Officers shall:

     1. Act with honesty and integrity, ethically handling any actual or potential conflicts between his personal, private interests and the interests of Cadence, avoiding improper personal benefits as a result of his position.

     2. Perform responsibilities with a view to causing periodic reports filed with the SEC or other public communications by Cadence to contain disclosures which are accurate, timely, complete and understandable.

     3. Comply with federal, state and local laws and regulations applicable to Cadence.

     4. Take appropriately prompt action to report violations of this Code to the proper person or persons.

     5.   Be accountable for adherence to this Code.

     6.   Maintain accurate financial record keeping.

     7. Refrain from taking any action that fraudulently influences, coerces, manipulates, or misleads any independent public or certified accountant engaged in the performance of an audit of the financial statements of Cadence for the purpose of rendering such financial statements materially misleading.


                                        /s/ Howard M. Crosby
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                                        Howard M. Crosby, President



                                        /s/ John M. Ryan
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                                        John M. Ryan, Vice President